                                                                     EXHIBIT 1.1

                       STUDENT LOAN FUNDING 1999-A/B TRUST

                  $____________ STUDENT LOAN ASSET-BACKED NOTES


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           _______________, 1999

SALOMON SMITH BARNEY INC.
  As Representative of the
  several Underwriters named herein
388 Greenwich Street, 32nd Floor
New York, New York 10013

Ladies and Gentlemen:


         Student Loan Funding Resources, Inc., an Ohio corporation, as master servicer of the Financed Student Loans (as defined below) ("Resources"), and as administrator of the business activities of the Depositor (as defined below), has caused the Depositor to form a trust known as the Student Loan Funding 1999-A/B Trust (the "Trust") under the laws of the State of Delaware to which the Depositor will transfer the Financed Student Loans (as defined below), and Resources and the Depositor propose to cause the Trust to sell to the underwriters named in Schedule I hereto (collectively, the "Underwriters" and each individually an "Underwriter"), for whom you (the "Representative") are acting as representative, pursuant to the terms of this Underwriting Agreement, Student Loan Asset-Backed Notes in the following series and initial principal amounts: $_______________ Series 1999A-1 Senior LIBOR Rate Notes (the Series 1999A-1 Notes"), $________ Series 1999A-2 Senior LIBOR Rate Notes (the "Series 1999A-2 Notes" and together with the Series 1999A-1 Notes, the "Series 1999A Notes") and $_____________ Series 1999B-1 Subordinate LIBOR Rate Notes (the "Series 1999B-1 Notes" and together with the Series 1999A Notes, the "Notes"). Firstar Bank, National Association, a national banking association formed under the laws of the United States, acts as eligible lender trustee (the "Depositor ELT") on behalf of Student Loan Funding Riverfront LLC, a Delaware limited liability company (the "Depositor") and on behalf of the Trust (the "Trust ELT"). The Trust has been formed pursuant to a Trust Agreement, dated as _________________, 1999 (the "Trust Agreement") by and among the Depositor, First Union Trust Company, National Association, a national banking association formed under the laws of the United States, as Owner Trustee, and Firstar Bank, National Association, as Trust ELT and Co-owner Trustee. On or before the Closing Date, the Financed Student Loans will have been acquired by the Depositor from a variety of sources, including one or more affiliates of the Depositor and third parties. On the Closing Date, the Financed Student Loans will have been transferred to the Trust ELT by the Depositor. The Notes will be issued under an Indenture of Trust

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 2


dated as of __________________, 1999, as supplemented from time to time, and the related Terms Supplement dated as of ________, 1999 (collectively, the "Indenture") among the Co-owner Trustee, the Trust ELT and Firstar Bank, National Association, a national banking association formed under the laws of the United States, as indenture trustee (the "Indenture Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). This Agreement, the Transfer and Sale Agreement dated as of _________________, 1999 (the "Transfer and Sale Agreement") among the Depositor, the Depositor ELT, the Trust, the Co-Owner Trustee and the Trust ELT; the Master Servicing Agreement dated as of ________________, 1999 (the "Master Servicing Agreement") between the Co-owner Trustee on behalf of the Trust and the Master Servicer, the Indenture and the Trust Agreement shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

         1. PURCHASE, SALE AND DELIVERY OF THE NOTES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Resources and the Depositor jointly and severally agree to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust: the Series 1999A-1 Notes, at a purchase price of _______% of the principal amount of the Series 1999A-1 Notes; the Series 1999A-2 Notes, at a purchase price of _______% of the principal amount of the Series 1999A-2 Notes; and the Series 1999B-1 Notes at a purchase price of _______% of the principal amount of the Series 1999B-1 Notes, the respective principal amounts of each Series of Notes set forth opposite the names of the Underwriters in Schedule I hereto. The Notes will bear interest at the rates as set forth in
Schedule I.

         (b) No later than 12:00 noon, Cincinnati time, on _________, 1999, or at such other time or on such earlier or later date as shall have been mutually agreed upon by the Depositor and the Representative, the Depositor shall deliver, or cause to be delivered the Notes to the Indenture Trustee to be held in its custody pursuant to a FAST delivery arrangement with and on behalf of The Depository Trust Company ("DTC") which Notes shall be in form satisfactory to the Representative duly executed by the Depositor, and shall deliver a specimen copy of each executed and authenticated Note to the Representative together with the other documents hereinafter mentioned; and the Representative shall accept such delivery for the respective accounts of the Underwriters and the Underwriters shall pay the purchase price of the Notes as set forth in Schedule I by wire transfer in clearinghouse funds to the Indenture Trustee for the account of the Depositor. Such payment and delivery is herein called the "Closing," and the date of the Closing is herein called the "Closing Date." The Notes (one Note for each series in the respective principal amount thereof unless otherwise required by the rules and regulations of DTC) shall be made available to the Representative for checking and delivery to the Indenture Trustee not less than 24 hours prior to the Closing at a place designated by the Representative. The Notes may be typewritten and shall be registered in the name of Cede & Co. The Depositor and the Co-Owner

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 3


Trustee on behalf of the Trust will file with DTC a DTC Letter of Representation, together with any rider and/or supplement thereto, required by DTC to permit the Notes to be held in the custody of the Indenture Trustee pursuant to a FAST delivery arrangement.

         2. OFFERING BY THE UNDERWRITERS.

         (a) It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree not to offer or sell the Notes in any state or jurisdiction where registration, qualification or any filing to effect any exemption is required under such state's or jurisdiction's securities or Blue Sky laws, except where, with the consent of the Depositor (which may be withheld in the Depositor's sole discretion), such registration, qualification or filing has been completed. The Underwriters agree that all offers and sales of the Notes will be made in accordance with applicable federal and state securities laws and regulations. To the extent the Underwriters engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids, the Underwriters agree that such activities shall be in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Each Underwriter severally represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

         3. REPRESENTATIONS AND WARRANTIES OF RESOURCES AND THE DEPOSITOR. Resources and the Depositor represent and warrant to and agree with the Underwriters that:

         (a) A registration statement on Form S-3 (No. 333-64283), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act") has been filed with the Securities and Exchange Commission (the "SEC") and such registration statement, as amended, has become effective under the Act; such registration statement, as amended, including all information (if any) deemed to be a part of such registration statement as of the Effective Time (as defined below), and including the exhibits thereto and any material incorporated by reference therein, and the prospectus and prospectus supplement relating to

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 4

the sale of the Notes offered thereby constituting a part thereof, as amended or supplemented including any prospectus filed under Rule 424(b) under the Act, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement. For purposes of this Agreement, "Effective Time" means
(x) if the Depositor has advised the Representative that it does not propose to amend the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the SEC, or (y) if the Depositor has advised the Representative that it proposes to file an amendment or post-effective amendment to the Registration Statement, the date and time as of which the Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the SEC. "Effective Date" means the date of the Effective Time.

         (b) On the Effective Date and on the date of this Agreement, the Registration Statement and the Prospectus, conformed and conform in all material respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and in the case of the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not and does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Depositor by any Underwriter specifically for use therein.

         4. REPRESENTATIONS AND WARRANTIES OF RESOURCES. Resources represents and warrants to and agrees with the Underwriters that:

         (a) The SEC has not issued and, to the best knowledge of Resources, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

         (b) This Agreement has been duly authorized, executed and delivered by Resources. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the organizational documents or by-laws of Resources or any agreement or instrument to which Resources is a party or by which Resources is bound or to which any of the properties of Resources is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 5



         (c) Resources is duly organized and validly existing as an Ohio corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on Resources or its ability to consummate the transactions contemplated hereby.

         (d) There are no legal or governmental proceedings pending or, to the knowledge of Resources, threatened, against Resources, or to which Resources or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (e) All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by Resources in connection with the execution and delivery by Resources of this Agreement and the performance by Resources of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes for which no representation is being given.

         (f) Resources has all requisite corporate power and authority to execute and deliver this Agreement and carry out its terms.

         (g) Resources is not required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") by reason of the issuance of the Notes.

         (h) The representations and warranties made by Resources in the Master Servicing Agreement will be true and correct in all material respects on and as of the Closing Date.

         (i) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from Resources or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to and agrees with the Underwriters that:

         (a) The SEC has not issued and, to the best knowledge of the Depositor, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

         (b) This Agreement has been duly authorized, executed and delivered by the Depositor. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 6


of the terms and provisions of, or constitute a default under, the organizational documents or the operating agreement of the Depositor or any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

         (c) The Depositor is duly organized and validly existing as a Delaware limited liability company with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Depositor or its ability to consummate the transactions contemplated hereby.

         (d) There are no legal or governmental proceedings pending or, to the knowledge of the Depositor, threatened, against the Depositor, or to which the Depositor or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (e) All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Agreement and the performance by the Depositor of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes for which no representation is being given.

         (f) The Depositor has all requisite power and authority to execute and deliver this Agreement and carry out its terms.

         (g) The Depositor is not required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") by reason of the issuance of the Notes.

         (h) The representations and warranties made by the Depositor in the Transfer and Sale Agreement will be true and correct in all material respects on and as of the Closing Date.

         (i) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 7

         6. AGREEMENTS OF RESOURCES AND THE DEPOSITOR. Resources and the Depositor each agree with the Underwriters as follows:

         (a) Immediately following the execution of this Agreement, the Depositor will pursuant to Rule 424(b) prepare and file a prospectus supplement, properly completed, with the SEC. The Depositor will advise the Representative promptly of any such filing. The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplement relating to or affecting the Notes to which the Representative reasonably objects; provided, however, except for the Current Report on Form 8-K described in Section 6(m), no consent of the Representative shall be required in connection with any filing made pursuant to the Exchange Act and the rules and regulations promulgated thereunder; the Depositor will also advise the Representative promptly of any request by the SEC for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise the Representative promptly of the effectiveness of the Registration Statement and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or known threat of any proceeding for that purpose and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

         (c) The Depositor will immediately inform the Representative (i) of the receipt by Resources, the Depositor or the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which Resources, the Depositor or the Trust is a party relating to the offering or sale of the Notes; provided, however, with respect to the Trust, the Trust has so informed the Depositor to the extent the Depositor did not receive such communication provided in clause (i) or is not a party to the lawsuit or proceeding as provided in clause (ii) and did not receive notice of such lawsuit, and with respect to Resources, Resources has so informed the Depositor to the extent the Depositor did not receive such communication provided in clause (i) or is not a party to the lawsuit or proceeding as provided in clause
(ii) and did not receive notice of such lawsuit.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 8


         (d) The Depositor will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

         (e) No amendment or supplement relating to or affecting the Notes will be made to the Registration Statement or Prospectus unless the Representative shall have previously been advised thereof and the Representative shall not have reasonably objected thereto after being so advised; provided, however, after the Closing Date, excluded from this provision shall be filings made pursuant to the Exchange Act.

         (f) Resources and the Depositor will cooperate with the Representative and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as any Underwriter may designate and to which the Depositor shall consent (which consent may be withheld in the Depositor's sole discretion) and, in such jurisdictions, will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall Resources, the Depositor or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

         (g) Subject to Section 2, Resources, the Depositor and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Depositor.

         (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by Resources, the Depositor or the Trust, the Depositor shall cause to be furnished such documents and such other reasonable actions to be taken.

         (i) For two years from the Closing Date, the Depositor will furnish to the Representative (i) as soon as available, a copy of each document relating to the Trust or the Notes required to be filed with the SEC pursuant to the Exchange Act or any order of the SEC thereunder, and (ii) such other information concerning Resources, the Depositor or the Trust as the Representative may reasonably request from time to time insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

         (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by an Underwriter terminating this Agreement pursuant to Section 11 or Section 12 hereof) or if this Agreement shall be

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 9


terminated by the Representative because of any failure or refusal on the part of Resources or the Depositor to comply with the terms or fulfill any of the conditions of this Agreement, Resources agrees to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred in connection herewith. In no event shall Resources, the Depositor or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

         (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

         (l) Except as stated in this Agreement and in the Prospectus, neither Resources nor the Depositor has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of Resources or the Depositor.

         (m) Provided that the Depositor received the Computational Materials (as defined in Section 10 below) within the time frame set forth in Section 10, the Depositor will cause such Computational Materials to be filed with the SEC on a Current Report on Form 8-K (the "Current Report") not later than the second Business Day following the receipt of each Computational Materials.

         (n) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, Resources, the Depositor and any trust originated, directly or indirectly, by Resources or the Depositor will not, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) Resources and the Depositor agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or the preliminary prospectus supplement dated _______________, 1999 (the "Preliminary Prospectus"), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative expressly for use in connection therewith; PROVIDED, HOWEVER, that the

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 10


foregoing indemnity with respect to the Prospectus or the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Notes, if such person did not receive a copy of the Prospectus (as then amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The foregoing indemnity agreement shall be in addition to any liability which Resources or the Depositor may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against Resources or the Depositor, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel within a reasonable period of time, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment to the extent provided in paragraph (a).

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 11

                  (c) Each Underwriter agrees severally but not jointly to indemnify and hold harmless Resources and the Depositor and their respective directors and officers, and any person who controls Resources or the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from Resources and the Depositor to such Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus. If any action, suit or proceeding shall be brought against Resources or the Depositor, any of their directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to Resources and the Depositor by paragraph (b) above (except that if Resources or the Depositor shall have assumed the defense thereof no Underwriter shall be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense, except as otherwise provided in paragraph (b) above), and Resources, the Depositor, their respective directors and officers, and any such controlling person shall have the rights and duties given to such Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Resources and the Depositor on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Resources and the Depositor on the one hand and such Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Resources and the Depositor on the one hand and such Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by Resources and the Depositor bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of Resources and the Depositor on the one hand and such Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Resources or the Depositor on the one hand or by such Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 12


                  (e) Resources, the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of Resources and the Depositor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Underwriter, Resources, the Depositor or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, Resources, the Depositor or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

         (a) All actions required to be taken and all filings required to be made by Resources and the Depositor under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Resources, the Depositor or the Underwriters, shall be threatened by the SEC.

         (b) Since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein or contemplated thereby, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of Resources and the Depositor not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 13


Statement or Prospectus untrue in any material respect or which, in the opinion of Resources and the Depositor and their counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representative, materially adversely affect the market for the Notes.

         (c) The Representative shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit A hereto.

         (d) The Representative shall have received on the Closing Date the opinions of Calfee, Halter & Griswold LLP, special counsel for Resources and the Depositor, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibits B-1 and B-2 hereto.

         (e) The Representative shall have received on the Closing Date an opinion of Thompson, Hine & Flory LLP, counsel for Resources and the Depositor, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibits C-1 and C-2 hereto.

         (f) The Representative shall have received on the Closing Date an opinion of the ______________. counsel for the Co-Owner Trustee, the Depositor ELT, the Trust ELT and the Indenture Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit D hereto.

         (g) The Representative shall have received on the Closing Date an opinion of _________, counsel for the Owner Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel and substantially in the form of Exhibit E hereto.

         (h) The Representative shall have received on the Closing Date the opinion of Squire, Sanders & Dempsey L.L.P., special counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, in form and scope satisfactory to the Representative and substantially in the form of Exhibit F hereto.

         (i) The Representative shall have received on the Closing Date the opinion of ___________, counsel for Resources and the Depositor, dated the Closing Date and addressed to

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 14


the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit G.

         (j) The Representative shall have received on the Closing Date the opinion of ______________, counsel for Resources and the Depositor, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit H hereto.

         (k) The Representative shall have received on the Closing Date the opinion of _______________, counsel for Resources and the Depositor, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit I hereto.

         (l) The Representative shall have received on the Closing Date the opinion of ____________, counsel for Resources and the Depositor, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit J hereto.

         (m) The Representative shall have received on the Closing Date the opinions of _______________________________ and ________________________,
respectively, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the forms of Exhibits K-1 and K-2 respectively, hereto.

         (n) The Representative shall have received a letter dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) from Arthur Andersen LLP, and in form and substance reasonably satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

         (o) All the representations and warranties of the Resources contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Representative shall have received a certificate, dated the Closing Date and signed by an executive officer of Resources, to the effect set forth in this Section 8(o) and in
Section 8(q) hereof.

         (p) All the representations and warranties of the Depositor contained in this Agreement the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Representative shall have received a certificate, dated the Closing Date and signed by an executive officer of the Depositor, to the effect set forth in this Section 8(p) and in Section 8(r) hereof.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 15


         (q) Resources shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (r) The Depositor shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (s) The Representative shall have received by instrument dated the Closing Date (at the option of the Representative), in lieu of or in addition to the opinions referred to in clauses (c) through (m) of this Section (8), the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents to Moody's Investors Service, Inc. ("Moody's") [Standard & Poor's Corporation (S&P),] and Fitch IBCA, Inc. ("Fitch").

         (t) Moody's[, S&P] and Fitch shall have rated the Series 1999A-1 Notes and Series 1999A-2 "Aaa"[,"AAA"] and "AAA", respectively, and the Series
1999B-1 Notes at least "A2"[,"A"] and "A", respectively, and there shall not have been any announcement by Moody's or Fitch that (i) it is downgrading any of its ratings assigned to any Series of Notes or (ii) it is reviewing its ratings assigned to any Series of Notes with a view to possible downgrading, or with negative implications, or direction not determined.

         (u) Resources shall have furnished or caused to be furnished to the Representative an executed copy or certified copy of an executed copy of each of the Basic Documents, each Guarantee Agreement, each Subservicing Agreement and such further certificates and documents as the Representative shall have reasonably requested.

         (v) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Ohio, reflecting the transfer of the interest of [insert names of sellers of student loans and their respective eligible lender trustees] in Financed Student Loans to the Depositor ELT and reflecting the transfer by the Depositor ELT of the interest of the Depositor in the Financed Student Loans to the Trust ELT and the proceeds thereof to the Trust and in the offices of the Secretaries of State of the States of [Ohio and Delaware] reflecting the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Indenture Trustee.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Representative.

         9. EXPENSES. Resources agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it and the Trust

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 16


of their respective obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, this Agreement and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of such states as Resources and the Representative may agree (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any Blue Sky Memorandum prepared in connection with such qualification); (vii) the fees and disbursements of (A) Resource's counsel and the Depositor's counsel, (B) the Representative's counsel, (C) the Indenture Trustee and its counsel, (D) the Depositor ELT and its counsel, (E) the Trust ELT and its counsel (F) The Depository Trust Company in connection with the book-entry registration of the Notes, (G) Arthur Andersen LLP, accountants for Resources and the Depositor and issuer of the letters described in Section 8(n), and (H ) Richards, Layton & Finger, P.A., Special Delaware Counsel to the Trust in connection with the preparation of the opinion referred to in Section 8(c), and (viii) the fees charged by Moody's[, S&P] and Fitch for rating the Notes.

         10. COMPUTATIONAL MATERIALS. Not later than 4:00 p.m. New York City time, on the date on which Computational Materials (as defined below) are first used by an Underwriter, said Underwriter shall deliver to the Depositor electronically a complete copy of all materials, if any, provided by such Underwriter to prospective investors in such Notes which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the SEC to the Public Securities Association and the no-action letter of February 17, 1995 issued by the SEC to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials").

         Each Underwriter severally and not jointly represents and warrants to and agrees with the Depositor, as of the date hereof and as of the Closing Date, that the Computational Materials furnished to the Depositor by such Underwriter pursuant to this Section 10 constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors in the Notes by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the SEC with respect to the Notes in accordance with the Kidder/PSA Letters and such Computational Materials comply with the requirements of the Kidder/PSA Letters.

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 17


         Notwithstanding the foregoing, such Underwriter makes no representation or warranty with respect to statements in any Computational Materials relating to the Financed Student Loans which were furnished by or on behalf of Resources or the Depositor to such Underwriter.

         11. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail at the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes") and the principal amount of the Defaulted Notes does not exceed 10% of the total principal amount of the Notes set forth on the first page hereof, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Defaulted Notes by other persons, including the remaining Underwriter or Underwriters (the "Non-Defaulting Underwriters"), but if no such arrangements are made within one
(1) Business Day thereafter, the Non-Defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder, to purchase the Notes which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth on the first page hereof and arrangements satisfactory to the Representative and the Depositor for the purchase of such Notes by other persons are not made within two (2) Business Days after such default, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

         No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by Resources or the Depositor, by notifying the Representative, or by the Representative, by notifying Resources and the Depositor.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of any Underwriter, by notice to Resources and the Depositor, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 18

Federal or New York state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, or to enforce contracts for the resale of the Notes by the Underwriters, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes, or (v) legislation shall be enacted by the States of Delaware or Ohio, or a decision by a court of competent jurisdiction of the States of Delaware or Ohio or any administrative tribunal of the States of Delaware or Ohio or other governmental agency or department thereof shall be rendered with respect to taxation by the States of Delaware or Ohio or any of their political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture, or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the tax consequences under the States of Delaware or Ohio tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes. Notice of such termination may be given to Resources and the Depositor, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth under the subsection "Weighted Average Life of the Notes" under the heading "Maturity and Prepayment Considerations" and under the heading "Underwriting" in the Prospectus Supplement dated ______________, 1999 and the computational material contained in the Form 8-K filed with the SEC on ___________________, 1999 relating to the Notes constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 7 hereof, and each Underwriter confirms that such statements relating to such Underwriter are correct and the Representative confirms that the information in the table titled "Weighted Average Life of the Notes at the Constant Prepayment Rates" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on ________________________, 1999 relating to the Notes is correct; provided that with respect to the information contained in the table titled "Weighted Average Life of the Notes at the Constant Prepayment Rates" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on ___________________, 1999 relating to the Notes each Underwriter has assumed that the underlying financial information

To the Parties Identified On Schedule 1 Hereto
________________, 1999
Page 19

regarding the Financed Student Loans as furnished by or on behalf of Resources or the Depositor to such Underwriter is accurate and each Underwriter makes no representation, warranty or confirmation with respect to such underlying financial information regarding the Financed Student Loans. Anything to the contrary notwithstanding in this Agreement, Resources and the Depositor agree that the information in the table titled "Weighted Average Life of the Notes at the Constant Prepayment Rates" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on ___________________, 1999 relating to the Notes is not included in the indemnification of each Underwriter contained in Section 7(c) hereof.

         15. REPRESENTATION OF UNDERWRITERS. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         16. MISCELLANEOUS. Except as otherwise provided in Sections 6, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to Resources or the Depositor, to Student Loan Resources, Inc., One West Fourth Street, Suite 210, Cincinnati, Ohio 45202,
Attention: Senior Vice President and Chief Financial Officer, facsimile (513) 763-4340, (ii) if to the Trust, to the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee and (iii) if to the Representative, to Salomon Brothers Inc, 388 Greenwich Street, 32nd Floor, New York, NY 10013,
Attention: Debt Organization Group, facsimile (212) 816-0598.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Trust, the Depositor and Resources, their respective directors, officers, trustees and controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in its status as such purchaser.

         17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

         18. COUNTERPARTS. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among Resources, the Depositor, the Trust and the Underwriters.

                                              Very truly yours,

                                     STUDENT LOAN RESOURCES, INC.


                                     By:________________________________
                                         Name:
                                         Title:

                                     STUDENT LOAN FUNDING RIVERFRONT LLC


                                     By:________________________________
                                         Name:
                                         Title

                                     STUDENT LOAN FUNDING 1999-A/B TRUST

                                     By: FIRSTAR BANK, NATIONAL ASSOCIATION
                                              not in its individual capacity but
                                              solely as Eligible Lender Trustee
                                              on behalf of the Trust,


                                         By:____________________________
                                              Name:
                                              Title:
Confirmed as of the date
first above mentioned.

SALOMON SMITH BARNEY INC.



By:________________________
    Name:
    Title:

Acting on behalf of itself
and as Representative of
the several Underwriters named herein.

                                   SCHEDULE I


                                  Underwriters
                                  ------------


                                              Principal Balance
                       -----------------------------------------------------------------


                          Salomon     FifthThird       Banc of       PNC Capital
Series of Notes        Barney Smith   Securities,      America         Markets,
                           Inc.          Inc.       Securities LLC        Inc.     Total
                       ------------   -----------   --------------   -----------   -----
Series 1999A-1 ....... $              $             $                $             $
Notes

Series 1999A-2 ....... $              $             $                $             $
Notes.

Series 1999B-1 ....... $              $             $                $             $
Notes.                 ------------   -----------   --------------   -----------   -----

Total ................ $              $             $                $             $
                       =              =             =                =             =


Interest Rate

During each Interest Accrual Period, the Series 1999A-1 Notes and the Series 1999A-2 Notes will bear interest at One-Month LIBOR plus ________% and ________%, respectively, subject to certain limitations described in the Prospectus. During each Interest Accrual Period, the Series 1999B-1 Notes will ____ interest at Three Month LIBOR, plus ____%, subject to certain limitations described in the Prospectus.